KALOSIEH, SHACKIL & MEOLA, CPAs, P.A.
                          Certified Public Accountants
                            15-01 Broadway, Suite 36
                           Fair Lawn, New Jersey 07410
                               ------------------

                               TEL (201) 797-4490
                                FAX (201 797-0861
                          E-MAIL: KSMCPA@IX.NETCOM.COM

                                                                  April 12, 2002

The Auxer Group, Inc.
12 Andrews Drive
West Paterson, NJ 07424

VIA FACSIMILE 973-890-9877

Re: 12/31/01 Audit

Gentlemen:

     We are in receipt of your letter faxed to our office on April 11, 2002. We agree you are not involved with our firm in any disputes about accounting principles, auditing procedures, or similarly significant items. However, we DISAGREE that you have paid all your accounting fees rendered to date. Our records show you have items open in the amount of $15,500.00, the majority of which has been open for over 180 days. Kindly adjust your records to reflect same.

                                              Very truly yours,

                                              /s/ Joseph F. Shackil
                                              ----------------------------------
                                                  Joseph F. Shackil, CPA

JFS/js

cc: Philip C. Kempisty, CPA
      Via Facsimile 212-513-1930